                                                                       EXHIBIT 2


                                MERGER AGREEMENT


         This Merger Agreement ("Agreement") is executed as of the 1th day of May, 1997, between and among TRUSTMARK CORPORATION, a Mississippi corporation ("Trustmark"), TRUSTMARK NATIONAL BANK, a national banking association ("Trustmark Bank") (Trustmark and Trustmark Bank hereinafter sometimes collectively referred to as "Buyers") and Perry County Bank, a Mississippi state chartered banking institution ("Bank").

         WHEREAS, the parties desire to merge Bank with Trustmark Bank, with Trustmark Bank as the surviving association;

         NOW, THEREFORE, for the considerations and mutual covenants and conditions contained in this Agreement, Buyers and Bank do hereby agree as follows:

         1.      THE MERGER.

                 Pursuant to this Agreement and the Plan and Agreement of Merger in the form attached as Exhibit "A", Bank shall be merged with and into Trustmark Bank (the "Merger"). As a result of and as part of the Merger and subject to the adjustments and limitations provided for in Sections 2.2 and 2.3 of this Agreement, on the effective date of the Merger ("Effective Time") each of the issued and outstanding shares of the common stock of Perry County Bank as of the date of Bank's special shareholders meeting (the "Meeting Date") called to vote on the Merger shall be converted into cash or Trustmark common shares on the basis described in Section 2 herein.
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                 As a consequence of the Merger, all assets of Bank, as they exist at the Effective Time of the Merger, shall pass to and vest in Trustmark Bank without any conveyance or other transfer, and Trustmark Bank shall be responsible for all of the liabilities of every kind and description of Bank as of the Effective Time of the Merger.

         2.      CONVERSION OF BANK COMMON STOCK.

         2.1     Election Procedures and Exchange of Shares.

                 (a) Right to Elect Type of Consideration; Election. Each holder of shares of the common stock of Bank as of the Meeting Date shall be given the opportunity to elect, in accordance with the procedures set forth in
Section 2.1(b) hereof (the "Election") to receive either:

                 (i) Cash in an amount equal to $752.00 per share for all of the Bank shares owned by such holder of record as of the Meeting Date (the "Available Cash Election"). The Available Cash Election is subject to the following conditions:

                          (A) A minimum of twenty-five percent (25%) of the
total value of all consideration paid in the Merger (the "Merger
Consideration") shall be paid in cash.

                          (B) If the total cash payable to Bank shareholders
(including cash paid to holders for fractional shares and cash paid to dissenters to the transaction) would exceed forty percent (40%) of the Merger Consideration, the number of shares of each holder's Bank common stock that will be exchanged for cash under the Available Cash Election shall be proportionately reduced so that



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the total cash payable to Bank shareholders shall not exceed forty percent
(40%) of the total Merger Consideration.

                          (C) Each Bank common share not exchanged for cash
under the Available Cash Election shall be exchanged for shares of Trustmark common stock at the exchange ratio established in Section 2.1(a)(ii) hereof (the "Exchange Ratio"); or

                 (ii) Shares of Trustmark common stock in an amount equal to a total Merger Consideration of $9.4 Million utilizing a value of $752.00 per share for each Bank common share held by such holder of record as of the Meeting Date ("Share Election") as to which an Available Cash Election is not applicable. The Exchange Ratio shall be the quotient of $752.00 divided by the average closing bid/asked market price (computed on the basis of the last trade of the day) of Trustmark shares as reported in the National Association of Securities' Dealers Automated Quotation System for National Market Issues for the ten consecutive trading days preceding the third (3rd) day prior to the Meeting Date ("Average Trustmark Price").

                 (b) Form of Election. Trustmark and Bank agree that the forms for making the Election (the "Forms of Election"), shall be mailed to each holder of Bank shares eligible to vote at the Bank special shareholders' meeting called to vote on the Merger as part of the proxy statement for the meeting. The Forms of Election must be properly completed and returned to Bank on or before the Meeting Date in accordance with the instructions applicable thereto. Any holder of Bank shares who does not return a properly executed Form







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of Election on or before the Meeting Date (a "Non-Electing Shareholder") shall be deemed to have made a Share Election. If the Merger is approved, Bank shall furnish Trustmark with the original Forms of Election as soon as is practicable following Bank's special shareholder's meeting.

                 (c) Change in Election; Revocation. Any Bank shareholder who has made a valid Election may at any time change such shareholder's Election by submitting a revised, subsequently dated Form of Election on or before the Meeting Date.

                 (d) Bank Shares Held by Trustmark and Treasury Shares. Any Bank common shares held by Trustmark, whether outright or under option, (excluding shares held in a fiduciary capacity) or in the treasury of Bank at the Effective Time shall not be converted but shall be canceled and retired, and no cash, stock, or other property shall be issuable with respect thereto.

                 (e) Distribution of Trustmark Stock and Cash. Promptly following the Effective Date, Trustmark shall send to Bank's shareholders of record as of the Meeting Date transmittal materials for use in exchanging their Bank common shares for cash and Trustmark shares in accordance with the Election. Promptly after the Effective Time, Trustmark shall issue its shares and pay cash in accordance with the Elections to the Bank shareholders who surrender their shares to Trustmark. Unless and until the shares of Bank shall be so surrendered, such former Bank shareholders shall not be entitled to receive the cash and share certificates to which such shareholder is entitled or any dividends payable with






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respect to such shares.  Upon the subsequent surrender of such Bank shares, the former Bank shareholder shall be issued the Trustmark shares and shall be paid the cash and dividends (without interest) to which such shareholder is entitled.

                 2.2 Fractional Shares. No fractional Trustmark common shares shall be issued upon the surrender for exchange of certificates representing Bank common shares. In lieu of any such fractional share, each holder of Bank common shares who would otherwise be entitled to a fractional share of Trustmark common stock will be paid cash upon surrender of all the stock certificates representing Bank common shares held by such holder in the amount equal to the product of such fraction multiplied by the Average Trustmark Price.

                 2.3 Calculations and Adjustments If, between the date of this Agreement and the Effective Time of the Merger, Trustmark shares shall be changed into a different number of shares or shares of a different class by reason of any reclassification, recapitalization, stock split or stock dividend with a record date within said period, the number of Trustmark common shares to be issued and delivered upon the Merger as provided in this Agreement shall be appropriately and proportionately adjusted so that the number of such shares that will be issued and delivered as a result of the Merger will equal the number of Trustmark common shares that holders of shares of Bank common stock would have received had the record date for such reclassification, recapitalization, stock split or stock dividend been immediately following the Effective Time of the Merger.







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                 If the Average Trustmark Price is less than $24.50 or greater than $28.50 per share on the Meeting Date and the Merger is approved by the Bank's shareholders, the following provisions shall apply:

                 (a) Buyers and Bank shall promptly meet to consider the implications of the Average Trustmark Price on the proposed transaction;

                 (b) The Boards of Directors of Trustmark and Bank shall be fully authorized, under the circumstances and in the best interests of each organization, to renegotiate the Exchange Ratio for the number of shares of Trustmark stock in to which Bank common shares shall be converted;

                 (c) If Trustmark and Bank are unable to negotiate a mutually acceptable exchange ratio for the number of shares of Trustmark stock in to which Bank common shares shall be converted, either Trustmark or Bank may terminate this Agreement upon written notice delivered personally to the other party on or before ten (10) days prior to the Closing Date.

                 (d) In the event that either party exercises its right of termination under and in accordance with the above provisions of this Section 2.3, the terminating party shall reimburse and pay to the other party all of the non-terminating party's reasonable expenses, including but not limited to, attorneys' fees which such party shall have incurred under this Agreement and in pursuance of the transaction covered by this Agreement.








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                 2.4      Lost or Destroyed Certificates.  Any person whose
certificates representing shares of Bank common stock shall have been lost or destroyed may nevertheless obtain the shares of Trustmark or cash to which such Bank shareholder is entitled as a result of the Merger if such Bank shareholder provides Trustmark with the statement certifying such loss or destruction and an indemnity satisfactory to Trustmark sufficient to indemnify Trustmark against any loss or expense that may occur as a result of such lost or destroyed certificate being thereafter presented to Trustmark for exchange.

         3.      REPRESENTATION AND WARRANTIES OF BANK.

                 Bank makes the following representations and warranties, each of which is being relied upon by Buyers, which representations and warranties shall, individually and in the aggregate, be true in all material respects upon the date of this Agreement and on the Closing Date and shall not survive the Closing Date and the Merger:

                 3.1 Organization. Bank is a state chartered banking institution duly organized, validly existing and in good standing under the laws of the State of Mississippi and has full corporate power to carry on its business as now being conducted and to own and lease its properties.

                 3.2 Authority. This Agreement has been duly and validly approved by the Board of Directors of Bank. Upon approval by the shareholders of Bank and upon obtaining the required approvals of all applicable regulatory and judicial authorities (and such approvals are no longer subject to judicial or administrative review, and all waiting periods required by law have expired):







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                 (a)      This Agreement shall be a valid, binding obligation
of Bank, enforceable in accordance with its terms, and

                 (b) Consummation of the transactions contemplated by this Agreement will not: (i) result in a breach of or default under any agreement to which Bank is a party, (ii) conflict with or result in the breach of any law, rule or regulation, or any writ, injunction or decree of any court or governmental agency, or (iii) conflict with, or result in the breach of, the articles of association or bylaws of Bank.

                 3.3 Capitalization. The authorized capital stock of Bank consists of 12,500 shares of common stock $10.00 par value, of which 12,500 shares are issued and outstanding.

                 Each share of Bank stock outstanding as of the date hereof is duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Other than as described in this Section 3.3, Bank does not have outstanding any other equity securities or any subscriptions, options, warrants, rights, calls or other commitments to issue any securities or to convert any presently outstanding securities into securities of a different kind or class. Bank does not have any debt securities outstanding.

                 3.4 Financial Statements. Bank has delivered to Buyers the audited financial statements of Bank for the periods ended December 31, 1994, December 31, 1995, and December 31, 1996. As promptly as same are available, Bank shall deliver to Buyers a copy of any







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subsequent quarterly and annual financial statements of Bank and its quarterly call reports. The financial statements delivered pursuant to this Section 3.4 (subject to audit adjustments to any unaudited financial statements) do and will fairly present the financial condition of Bank as of the dates thereof in all material respects and have been or will be prepared in conformity with generally accepted accounting principals, consistently applied, for the periods involved. All other statements and reports delivered pursuant to this Section
3.4 do and will fairly present the financial information purported to be shown therein in all material respects. The $666,313 reserve for loan losses reflected in the audited financial statements for the period ended December 31, 1996, to the best of Bank's knowledge adequately provides for the anticipated loan losses of Bank as of such date in accordance with accepted audit, bank examination and bank regulatory standards.

                 3.5 Absence of Undisclosed Liabilities. Bank has no known liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, due or to become due, as principal or guarantor, not recorded or disclosed in the audited financial statements for the period ended December 31, 1996, or otherwise disclosed in this Agreement or the documents, statements, lists, and exhibits referred to herein and delivered on the date hereof which could have a material adverse effect on the financial condition, properties or prospects of Bank.

                 3.6 Compliance with Laws. To the best of Bank's knowledge, Bank has no uncorrected deficiencies noted in any examination







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report by federal or state regulatory authorities and is not in violation of any material federal, state or local law, rule, ordinance or regulation. Bank will promptly provide to Buyers copies of all examination reports of and material communications with all federal and state regulatory authorities from the date hereof until the Closing Date.

                 3.7 Contracts and Commitments. As of the date of this Agreement, Bank has supplied Buyers with copies of all contracts, leases, licenses, pension or profit sharing agreements and other agreements ("Plans") relating in any way to Bank, such agreements being described in Exhibit "B" hereto. To the best of Bank's knowledge, there have been no material breaches of or defaults under any of the provisions of any such contracts, leases, licenses, Plans or other agreements, not previously cured. No prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) (the "Code"), accumulated funding deficiency (as defined in Section 412 of the Code) or reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Plan. The present value of all benefits vested under all Plans does not exceed the value of the assets of such Plans allocable to such vested benefits.

                 3.8 Assets Employed. All of Bank's significant tangible assets are reflected in the financial statements delivered pursuant to Section
3.4 hereof, and such assets constitute all of the significant tangible assets necessary to or used or employed in the business and operations of Bank as currently conducted. Bank has







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good, indefeasible, marketable title to all of its significant tangible assets free of all liens, encumbrances and claims, except as required by law for deposits of public funds and to secure repurchase agreements. Leases covering material tangible assets in which Bank has a leasehold interest only are valid and enforceable in accordance with their terms and the Merger will not result in a default thereunder.

                 3.9 Litigation. Except as described in Exhibit "C" (Pending Litigation), neither Bank nor any of its officers or directors is (i) a party to any action, suit or proceeding or (ii) subject to any pending or threatened administrative, judicial or other action, suit, proceeding, inquiry or investigation nor is there any basis known to Bank therefor.

                 3.10 Brokers, Finders or Advisers. Bank has not employed or incurred any liability to any broker, finder or adviser in connection with the transactions contemplated by this Agreement.

                 3.11 Taxes. The amounts provided for taxes on the audited financial statement for the period ended December 31, 1996, are sufficient in all material respects for the payment of all accrued and unpaid federal, state, county and municipal taxes and all levies, licenses, franchise and registration fees, charges or withholdings of any nature whatsoever of Bank for the period ending on the date of such financial statements and for all prior periods.
Bank has filed all material federal, state, county, municipal and other tax returns and all other reports which are required to be filed in respect of all such taxes and, to the extent that its







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liabilities for taxes have not been fully discharged, full and adequate reserves have been established in the financial statements therefor. The federal income tax returns of Bank have been audited by the Internal Revenue Service through the year ending December 31, 1993. Bank is not in default in the payment of any taxes due or payable or of any assessments of any kind, and has not received any notice of material assessment or proposed material assessment of any tax.

                 3.12 Insurance. True and correct copies of all insurance policies covering Bank or its officers, directors or employees have been provided to Buyers, such policies being described in Exhibit "D" hereto. Such insurance policies, or policies providing substantially equivalent coverage, have been in force continuously, without gaps in coverage, for at least the preceding three (3) years and provide the coverage indicated, or substantially equivalent coverages, for all insurable events occurring during such three year period.

                 3.13 Parent, Subsidiaries. Bank has no parent corporation or subsidiaries.

                 3.14 Other Regulatory Filings. Subject to applicable disclosure restrictions, Bank has delivered to Buyers true and correct copies of all reports filed by it with the Mississippi Department of Banking and Consumer Finance and Federal Deposit Insurance Corporation and any other financial regulatory agency since January 1, 1994, such reports being described in Exhibit "E" hereto. Each of such reports is true and correct in all material respects.







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                 3.15     Full Disclosure.  To the best of Bank's knowledge,
this Agreement, including all information provided to Buyers pursuant to this Agreement, does not contain any untrue statement of material fact and Bank has not omitted to disclose to Buyers any material fact concerning the financial condition, properties or prospects of Bank.

                 3.16     Disclosure Documents.   With respect to information
supplied or to be supplied by Banks for inclusion in the proxy statement relating to the meeting of Bank's stockholders for the approval of the Merger (the "Proxy Statement") and the registration statement on Form S-4 (or other appropriate registration form) to be filed with the Securities and Exchange Commission by Trustmark for the registration of the shares of Trustmark common stock to be offered and sold in the Merger (the "Registration Statement"), (i) the Proxy Statement, at the time of the mailing thereof to stockholders of Bank and at the time of the meeting of Bank's stockholders will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Registration Statement, at the time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.







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

         4.      REPRESENTATIONS AND WARRANTIES OF BUYERS.

                 In order to induce Bank to enter into this Agreement and to consummate the transactions contemplated herein, Buyers represent and warrant the following matters to Bank, each of which is being relied on by Bank, which representations and warranties shall, individually and in the aggregate, be true in all material respects upon the date of this Agreement and on the Closing Date and shall not survive the Closing Date:

                 4.1 Organization, Power and Authorization. Trustmark is a Mississippi corporation, duly organized, validly existing and in good standing under the laws of the state of Mississippi and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own and lease its properties. The business activities of Trustmark do not require it to be qualified to do business in any other state. The execution and performance of this Agreement and Bank Merger have been duly authorized by the Board of Directors of Trustmark and upon obtaining the approval of all governmental and regulatory agencies or authorities whose approval is required as identified in Section 4.11 (and such approvals are no longer subject to judicial or administrative review, and all waiting periods required by law have expired), this Agreement will be a valid, binding obligation of Trustmark, enforceable in accordance with its terms.

                          Trustmark Bank is a national banking association duly
organized, validly existing and in good standing under the laws of







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the United States and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own and lease its properties. The business activities of Trustmark Bank do not require it to be qualified to do business in any other state. The execution and performance of this Agreement and the Bank Merger have been duly authorized by the Board of Directors of Trustmark Bank and upon obtaining the approval of all governmental and regulatory agencies or authorities whose approval is required as identified in Section 4.11 (and such approvals are no longer subject to judicial or administrative review, and all waiting periods required by law have expired), this Agreement will be a valid, binding obligation of Trustmark Bank, enforceable in accordance with its terms.

                 4.2 Absence of Conflict. The execution and delivery of this Agreement and the performance and compliance with the terms hereof by Buyers will not: (i) conflict with or result in the breach of the charter or bylaws of Buyers, (ii) result in a breach of or default under any agreement to which Buyers are presently a party, or (iii) conflict with or result in the breach of any law, rule or regulation, or any writ, injunction or decree of any court or governmental agency.

                 4.3 Capitalization. The authorized capital stock of Trustmark consists of 100,000,000 shares of common stock, no par value, of which 36,386,808 shares are presently issued and outstanding.

                 The authorized capital stock of Trustmark Bank consists of 2,677,955 shares of common stock, $5.00 par value, of which 2,677,955 shares are presently issued and outstanding.







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                 Other than as described herein, neither Trustmark nor
Trustmark Bank presently has outstanding any other securities or any options, warrants, rights, calls or other commitments to issue any securities or to convert any presently outstanding securities into securities of a different kind or class. Bank and Buyers understand and agree that Trustmark Bank and Trustmark may issue additional shares of common stock or other securities at any time for the purpose of making acquisitions or for other business purposes.

                 4.4 Financial Statements. Buyers have delivered to Bank the audited financial statements of Trustmark and its consolidated subsidiaries for the periods ended December 31, 1994, December 31, 1995, and December 31, 1996. As promptly as same are available, Buyers shall deliver to Bank a copy of any subsequent quarterly and annual financial statements of Trustmark and consolidated subsidiaries, and quarterly call reports of Trustmark Bank. The financial statements delivered pursuant to this Section 4.4 (subject to audit adjustments to any unaudited financial statements) do and will fairly present the financial conditions of Trustmark and consolidated subsidiaries as of the dates thereof in all material respects and have been or will be prepared in conformity with generally accepted accounting principles, consistently applied, for the periods involved. All other statements and reports delivered pursuant to this Section 4.4 will fairly present the financial information purported to be shown therein in all material respects.

                 4.5 Absence of Undisclosed Liabilities. Neither Trustmark nor Trustmark Bank has any known liabilities or obligations of any





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nature whatsoever, whether absolute, accrued, contingent or otherwise, due or to become due, as principal or guarantor, not recorded or disclosed in the audited financial statements for the period ended December 31, 1996, or otherwise disclosed in this Agreement or the documents, statements, lists and schedules referred to herein and delivered on the date hereof which could have a material adverse effect on the financial condition, properties or prospects of Trustmark or Trustmark Bank.

                 4.6 Assets Employed. All of Trustmark and Trustmark Bank's significant tangible assets are reflected in the financial statements delivered pursuant to Section 4.4 hereof in accordance with generally accepted accounting principles, and such assets constitute all of the significant tangible assets necessary to or used or employed in the business and operations of Trustmark and Trustmark Bank as currently conducted. Trustmark and Trustmark Bank have good, indefeasible, marketable title to all of their significant tangible assets free of all liens, encumbrances and claims, except as required by law for deposits of public funds and to secure repurchase agreements. Leases covering material tangible assets in which Trustmark Bank has a leasehold interest only are valid and enforceable in accordance with their terms and the Merger will not result in a default thereunder.

                 4.7 Taxes. The amounts provided for taxes on the audited financial statement for the period ending December 31, 1996, are sufficient in all material respects for the payment of all accrued and unpaid federal, state, county and municipal taxes and all levies, licenses, franchise and registration fees, charges or withholdings of any nature whatsoever of Trustmark and Trustmark





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
Bank for the period ending on the date of such financial statements and for all prior periods. Trustmark and Trustmark Bank have filed all material federal, state, county, municipal and other tax returns and all other material reports which are required to be filed in respect of all such taxes and, to the extent that their liabilities for taxes have not been fully discharged, full and adequate reserves have been established in the financial statements therefor. Neither Trustmark nor Trustmark Bank is in default in the payment of any taxes due or payable or of any assessments of any kind, and neither has received any notice of material assessment or proposed material assessment of any tax.

                 4.8 Exchange Act Filings. Trustmark has filed with or furnished to the Securities and Exchange Commission, as applicable, all annual, quarterly and other reports, all proxy statements and all annual reports to stockholders required by the Exchange Act to be so filed or furnished. Such reports and proxy statements are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statement contained therein, in light of the circumstances under which they were made, not misleading. The financial statements and schedules included in such reports and proxy statements, together with the notes thereto, represent fairly, in all material respects, the financial position of Trustmark and its consolidated subsidiaries, as of their respective dates and the results of operations and changes in financial position for the periods indicated therein, in each case in conformity with generally accepted accounting principles, consistently applied.





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
                 4.9 Full Disclosure. To the best of Buyers' knowledge, this Agreement, including all information provided to Bank pursuant to this Agreement, does not contain any untrue statement of material fact and Buyers have not omitted to disclose to Bank any material fact concerning the financial condition, properties or prospects of Trustmark or Trustmark Bank.

                 4.10     Brokers, Finders or Advisers.   None of the Buyers
has employed, or incurred any liability to, any broker, finder or adviser in connection with the transactions contemplated by this Agreement.

                 4.11 Governmental and Judicial Consents and Approvals. The execution, delivery and performance by Buyers of this Agreement, and the consummation of the transactions contemplated by this Agreement, require no action by or in respect of, or filing with, any governmental or judicial body, agency, official or authority other than:

                 (a) compliance with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

                 (b) compliance with the applicable requirements of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations promulgated thereunder;

                 (c) compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder;

                 (d) compliance with applicable foreign or state securities or "blue sky" laws;





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
                 (e) compliance with the applicable requirements of the Bank Holding Company Act of 1956 and the National Bank Act, both as amended; and

                 (f) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not materially and adversely affect the ability of Buyers to consummate the Merger.

                 4.12     Litigation.   Except as disclosed in the reports
referred to in Section 4.8 or as set forth in Exhibit "F", none of Buyers is a party to any action, suit or proceeding, or is subject to any pending or threatened administrative, judicial or other action, suit, proceeding, inquiry or investigation, in which an unfavorable decision, ruling or finding could have a material adverse effect on the financial condition or operations of Trustmark and its consolidated subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement, and to the knowledge of Buyers there is no basis for any such action, suit, proceeding, inquiry or investigation.

                 4.13     Disclosure Documents.   With respect to information
supplied or to be supplied by Buyers for inclusion in the proxy statement relating to the meeting of Bank's stockholders for the approval of the Merger (the "Proxy Statement") and the registration statement on Form S-4 (or other appropriate registration form) to be filed with the Securities and Exchange Commission by Trustmark for the registration of the shares of Trustmark common stock to be offered and sold in the Merger (the "Registration Statement"), (i) the Proxy Statement, at the time of the mailing thereof to





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
stockholders of Bank and at the Meeting Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Registration Statement, at the time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder.

                 4.14     Absence of Certain Changes.   Since December 31,
1996, Trustmark and its subsidiaries have in all material respects conducted their businesses in the ordinary course and there has not been:

                 (a) any material adverse change with respect to the business, financial condition or prospects of Trustmark and its subsidiaries:

                 (b) except for regular dividends declared in the ordinary course of business, any declaration, setting aside or payments of any dividend or other distribution in respect of any shares of capital stock of Trustmark, or any repurchase, redemption or other acquisition by Trustmark of any outstanding shares of capital stock;

                 (c) any amendment of any material term of any outstanding Trustmark capital stock;





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
                 (d) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Trustmark or any of its subsidiaries; or

                 (e) any material change in any method of accounting or accounting practice by Trustmark or any of its subsidiaries, except for any such change that is required by reason of a concurrent change in generally accepted accounting principles.

                 4.15  Compliance with Laws.   Neither Trustmark nor Trustmark
Bank has, in its best judgment, any material uncorrected deficiencies noted in any examination report by federal or state regulatory authorities or is in violation of any material federal, state or local law, rule, ordinance or regulation.

         5.      SPECIAL AGREEMENTS.

                 5.1 Dividends. On June 30, 1997, Bank shall be permitted to declare and pay a cash dividend out of current operating profits earned since January 1, 1997 of up to $10.00 per share; and if the Closing of the transaction has not occurred by the end of each subsequent calendar quarter, a dividend out of current operating profits earned during each full calendar quarter subsequent to June 30, 1997 or prorated portion thereof of up to $5.00 per share until the Closing shall have occurred. Except as set forth in this
Section 5.1, Bank shall not declare any cash or other dividends prior to the Closing.

                 5.2 Employment. Trustmark intends to continue the employment of the employees of Bank after the Closing Date. However, as employees of Trustmark, such persons are subject to salary review, reassignment and termination in the same manner as other employees of Trustmark.

                 5.3 Confidentiality. Buyers and Bank represent and agree that any confidential information received concerning the other in connection with the transactions contemplated by this Agreement shall be maintained as confidential, and in the event the Closing does not occur without the default of either party, Buyers and Bank agree to return all materials concerning the other to the party from which obtained. Notwithstanding this Section 5.3, either party may disclose any such information to the extent required by federal securities laws or otherwise required by any governmental agency or authority.

                 5.4 Covenant Not to Compete. Each Director of Bank agrees that for the period from the date hereof until one year after the Closing Date, he will not become directly, indirectly or beneficially an employee, five percent or more stockholder or director of any bank, savings bank, savings association, trust company, financial institution or other similar business enterprise which competes with Trustmark Bank within Perry County, Mississippi. Other than in the capacity of an officer of Trustmark Bank subsequent to Closing, the Directors of Bank further agree not to initiate any action to induce any officer of Trustmark Bank to leave Trustmark Bank's employment or directly or indirectly assist any other person or entity in requesting or inducing any such other employee of Trustmark Bank to leave such employment for the period from the date hereof until one year after the Closing Date.

                 5.5 Payment of Expenses. Except as otherwise provided herein, Buyers and Bank shall bear their own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

                 5.6      Employee Benefit Plans.   Following the Closing Date,
the employees of Bank will be entitled to the same employee benefits as are presently being provided to employees of Trustmark Bank. At Buyer's option, Bank's existing retirement plan shall either be (i) terminated on the Closing Date and, with Buyer's assistance, converted to self-directed individual retirement accounts for the employees or (ii) if permissible under applicable laws, rules and regulations and with the consent of the Bank, Bank's existing plan will be merged with Buyer's existing retirement plan. All employees of Bank will receive credit for years of service at Bank for purposes of vesting in Buyer's retirement plan.

                 5.7 Recommendation of Directors; Voting of Shares. The Board of Directors of Bank hereby agree to recommend that the shareholders of Bank approve the Merger, to vote their Bank shares in favor of the Merger and to take all action reasonably required to effect the Merger.

                 5.8 Public Announcements. The parties will consult with each other as to the timing, form and content of all public announcements regarding any aspect of this Agreement or the Merger, provided that no party hereto shall be prohibited from making any press release or other public statement which its legal counsel deems necessary.

                 5.9 Due Diligence. Buyers shall promptly conduct a due diligence examination of the books, records, assets, and liabilities of Bank, which shall be completed no later than thirty (30) days after the date hereof. If such inquiry or examination should reveal any previously unknown financial information which Buyers, in their sole discretion, deem to be adverse, then Buyers may promptly notify Bank of such finding and may exercise their right of termination set forth in
Section 11(d) of this Agreement.

                 5.10 Credit Extensions. Banks agree to notify and consult with Buyers before making, advancing, extending or renewing any loans or credits above $75,000 before the Closing Date.

                 5.11 Community Bank Branch Office. Following the consummation of the Merger, Bank will operate as a separate community bank branch office of Trustmark Bank, subject to reevaluation and reorganization in the same manner as all other community bank branch offices of Trustmark Bank.

                 5.12 Fairness Opinion. Buyers shall obtain, at Buyers' expense, an opinion that the Merger is fair, from a financial point of view, to the shareholders of Trustmark and Trustmark Bank.

         6.      COVENANTS OF BANK PENDING CLOSING.

                 6.1 Shareholders' Meeting. As promptly as practical after the effective date of the Registration Statement for the Trustmark shares to be issued in connection with the Merger, Bank and its directors shall cause to be convened a meeting of the shareholders of Bank for the purpose of approving the Merger and completing the Forms of Election. Such meeting shall be properly called and held in accordance with applicable law and the articles of association and bylaws of Bank.

                 6.2 Documents of Title. Bank agrees to allow Buyers to examine all documents relating to any real or personal property owned by Bank.

                 6.3 Access to Properties and Records. Bank will provide Buyers and their authorized representatives full access during normal business hours and under reasonable circumstances to any and all of its premises, properties, contracts, commitments, books, records and other information and will cause its officers to furnish any and all financial, technical and operating data and other information pertaining to its business as Buyers shall from time to time reasonably request.

                 6.4      Solicitation of Further Offers.   From the date
hereof until the termination of this Agreement, subject to their fiduciary obligations and duties, Bank and its Boards of Directors will not, directly or indirectly, take any action to solicit, initiate or encourage the making of any Acquisition Proposal (as hereinafter defined); nor will they enter into any negotiations concerning, furnish any non-public information relating to Bank in connection with, or agree to any Acquisition Proposal. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Bank, or the acquisition of a majority of the outstanding shares of Bank's common stock or a majority of the assets of Bank, other than the transaction contemplated by this Agreement.

                 6.5 Other Affirmative Covenants. Bank covenants with Buyers that at all times prior to the Closing Date, Bank will:

                 (a) Operate its business in substantially the manner in which such business is now being operated and use its reasonable efforts to maintain the goodwill of the depositors, customers and suppliers of Bank;

                 (b) Use its reasonable efforts to retain the services of its officers and employees; provided, however, that Bank shall have the right to terminate the employment of any officer or employee in accordance with established procedures;

                 (c) Maintain its properties in good repair and working order, reasonable wear and tear excepted;

                 (d) Duly and timely file all reports, tax returns and other documents required to be filed with federal, state and local tax and regulatory authorities;

                 (e) Unless contesting same in good faith by appropriate proceedings and having established reasonable reserves therefor, pay, when required to be paid, all taxes indicated by tax returns as filed or otherwise levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payments all taxes and other assessments required by law to be withheld or collected;

                 (f) Notify Buyers of any unusual or material problems or developments with respect to its business; and

                 (g) Use its reasonable efforts to bring about the transaction contemplated by this Agreement.

                 6.6 Negative Covenants of Bank. From the date hereof until the Closing Date, without the prior written consent of Buyers, Bank will not:

                 (a) Incur any material obligation except current contracts entered into in the ordinary course of business;

                 (b) Increase the compensation of any director, and, except for normal increases as a result of regular salary reviews for officers and employees that will be conducted in January of 1998 if the Mergers have not been consummated by such date, increase the compensation of any officer or employee or enter into or amend any contract of employment or enter into or amend any insurance, profit-sharing, pension, severance pay, bonus, incentive, deferred compensation or retirement plan or arrangement;

                 (c)      Amend its articles of association or bylaws;

                 (d) Sell, transfer or convey any of its investment securities other than in the ordinary course of business;

                 (e) Sell, assign or transfer any of its assets other than in the ordinary course of business;

                 (f) Mortgage, pledge or subject to any lien, charge or encumbrance any of its assets except in the ordinary course of business;

                 (g) Intentionally waive any material right, contractual or otherwise, or cancel or release any material debts or claims whether or not in the ordinary course of business;

                 (h) Intentionally suffer any material uninsured damage, destruction or loss to its tangible properties;

                 (i)      Except to the extent permitted pursuant to Section
5.1 hereof, declare or pay any dividend or make any other distribution with respect to its stock;

                 (j) Make, extend or renew any loan or other extension of credit to any of its officers, directors, or employees other than loans made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and that do not involve more than normal risk of collectability or present other unfavorable features;

                 (k) Issue or sell any of its capital stock, or any of its debt securities, authorize a stock split or dividend, or otherwise affect its capital structure;

                 (l) Take any action that causes a failure to comply with any representation, warranty or covenant contained herein;

                 (m) Make, advance, extend or renew any loan or credit above $75,000; or

                 (n) Enter into any agreement to do any of the foregoing matters.

         7.      COVENANTS OF BUYERS PENDING CLOSING.

                 7.1 Corporate Action. Prior to the Closing Date, Buyers shall cause the Merger to be approved by the directors of Trustmark and the shareholder of Trustmark Bank.

                 7.2 Other Affirmative Covenants. Buyers covenant with Bank that at all times prior to the Closing Date, Buyers will and will cause Trustmark Bank to:

                 (a) Operate their businesses in substantially the manner in which such businesses are now being operated and use their reasonable efforts to maintain the good will of the depositors, customers and suppliers of Trustmark Bank;

                 (b) Use their reasonable efforts to retain the services of the officers and employees of Trustmark Bank; provided, however, that Buyers shall have the right to terminate the employment of any officer or employee of either of them in accordance with established procedures;

                 (c) Maintain their properties in good repair and working order, reasonable wear and tear excepted;

                 (d) Duly and timely file all reports, tax returns and other documents required to be filed with federal, state and local tax and regulatory authorities;

                 (e) Unless contesting same in good faith by appropriate proceedings and having established reasonable reserves therefor, pay, when required to be paid, all taxes indicated by tax returns as filed or otherwise levied or assessed upon them or any of their properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payments all taxes and other assessments either of them is required by law to withhold or collect;

                 (f) Use their reasonable efforts to bring about the transaction contemplated by this Agreement; and

                 (g) Notify Bank of any unusual or material problems or developments with respect to the business of Trustmark or Trustmark Bank.

         8.      CONDITIONS PRECEDENT TO BUYERS' OBLIGATIONS TO CLOSE.

                 Buyers obligations to consummate the Merger are subject to each of the following conditions precedent, any of which may be waived by Buyers in writing.

                 8.1 Warranties and Representations at Closing. All warranties and representations contained in this Agreement by or concerning Bank shall be true and correct on the Closing Date in all material respects.

                 8.2 Governmental Authority Approval. The consummation of the Bank Merger shall have been approved by all governmental and regulatory agencies or authorities whose approval is required, such approvals shall be in full force and effect and no longer subject to judicial or administrative review and all waiting periods required by law shall have expired.

                 8.3 Corporate Approval. The Merger shall have been authorized by the Board of Directors and shareholders of Bank in accordance with the provisions of applicable law and the articles of association and bylaws of Bank, and Bank shall have furnished Buyers with certified copies of resolutions duly adopted by the Board of Directors and shareholders of Bank approving this Agreement and authorizing the Merger.

                 8.4 Compliance with Undertakings. Each of the acts, covenants, agreements and undertakings of Bank and its directors to be performed or caused to be complied with on or before the Closing Date pursuant to the terms hereof shall have been duly performed and caused to be complied with in all material respects.

                 8.5 No Material Adverse Change. There shall have been no material adverse change in the financial condition, tangible properties or prospects of Bank since December 31, 1996, other than as a result of the transactions contemplated hereby.

                 8.6 Federal Income Taxation. Buyers shall be satisfied that the Merger will qualify as a tax-free reorganization under Section 368 of the Code.

                 8.7 Fairness Opinion. Buyers shall have received the fairness opinion described in Section 5.12 of the Agreement.

                 8.8 Opinion of Counsel. Bank shall cause to be delivered to Trustmark the opinion of Forman, Perry, Watkins, Krutz & Tardy, PLLC as of the Closing Date to the effect that:

                 (a) Bank is duly organized, validly existing and in good standing as a state-chartered banking institution under the laws of the State of Mississippi. To the actual knowledge of such counsel, and following reasonable inquiry, but without independent verification of facts presented or represented by Bank to such counsel and with the ability to rely upon certifications of officers, Bank's authorized capitalization consists of ____ common shares, of which 12,500 shares are issued and outstanding and such outstanding shares have been duly authorized and validly issued and are fully paid and not assessable.

                 (b) This Agreement is valid, binding and enforceable against Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

                 (c) The Merger has been duly authorized by all requisite corporate and shareholder action of Bank.

                 (d) Such counsel has no actual knowledge, following reasonable inquiry, but without independent verification of facts presented or represented by Bank to such counsel and with the ability to rely upon certificates of officers and other legal opinions, of any material misrepresentation, breach of any material warranty or breach of any material covenant or condition in this Agreement or in any document, statement, list or schedule referred to herein, by Bank.

                 8.9      Special Financial Covenants.   On the Closing Date,
the reserve for loan losses then maintained by Bank shall adequately provide for the anticipated loan losses of Bank as of such date in accordance with
accepted audit, bank examination and bank regulatory standards.   Further, the
tangible assets of Bank, shall have a fair market value equal to or greater than its liabilities.

                 8.10 Closing Certificate. At the Closing, the Chairman of the Board and President of Bank shall execute and deliver a closing certificate to the effect that all representations and warranties by or concerning Bank are true and correct as of the Closing Date and that all other conditions precedent to Buyers' obligations to close have been performed and complied with in all material respects.

         9.      CONDITIONS PRECEDENT TO BANK'S OBLIGATION TO CLOSE.

                 Bank's obligation to consummate the Merger is subject to each of the following conditions precedent, any of which may be waived by Bank in writing.

                 9.1 Warranties and Representations at Closing. All warranties and representations contained in this Agreement by or concerning Buyers shall be materially true and correct on the Closing Date; provided, nothing in this Agreement shall prohibit or impair the ability of Trustmark or Trustmark Bank to make further acquisitions using cash or through the issuance of additional securities or to issue additional securities for other business purposes.

                  9.2     Governmental Authority Approval.   The consummation of
the Merger shall have been approved by all governmental and regulatory agencies or authorities whose approval is required, such approvals shall be in full force and effect and no longer subject to judicial or administrative review and all waiting periods required by law shall have expired.

                 9.3 Corporate Approval. The Merger shall have been authorized by the Board of Directors of Trustmark and Trustmark Bank and the shareholder of Trustmark Bank in accordance with the provisions of applicable law and the articles and bylaws of Trustmark Bank.

                 9.4 Compliance with Undertakings. Each of the acts, covenants, agreements and undertakings of Buyers to be performed or caused to be complied with on or before the Closing Date pursuant to the terms hereof shall have been duly performed and caused to be complied with in all material respects.

                 9.5 No Material Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of Trustmark Bank since December 31, 1996, other than as a result of the transaction contemplated hereby.

                 9.6 Federal Income Taxation. Bank shall be satisfied that the Merger will qualify as a tax-free reorganization under Section 368 of the Code.

                 9.7      Opinion of Counsel.      Buyers shall cause to be
delivered to Bank the opinion of Brunini, Grantham, Grower & Hewes, PLLC to the effect that:

                 (a) Trustmark Bank is duly organized, validly existing and in good standing as a national banking association.

                 (b)      Trustmark is a duly organized, validly existing
corporation in good standing under the laws of the State of Mississippi.   The
outstanding shares of Trustmark's common stock are, and the shares of Trustmark common stock to be issued as a result of Bank, upon execution and delivery, will be, in each case duly authorized, validly issued, fully paid, and nonassessable. The shares of Trustmark common stock are validly registered under the Securities Act of 1933.

                 (c) This Agreement is valid, binding and enforceable against Buyers in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

                 (d) The Merger has been duly authorized by all requisite corporate and shareholder action of Trustmark and Trustmark Bank, and has been appropriately approved by all applicable regulatory authorities.

                 (e) Such counsel has no actual knowledge, following diligent inquiry, but without independent verification of facts certified by appropriate officials of Trustmark and/or Trustmark Bank and relied upon by such counsel, of any material misrepresentation, material breach of any warranty or breach of any material covenant or condition in this Agreement or in any document, statement, list or schedule referred to herein by the Buyers.

                 9.8 Closing Certificate. At the Closing, the Chairman of the Board and President of Trustmark shall execute and deliver a closing certificate to the effect that all representations and warranties by or concerning Trustmark and Trustmark Bank are true and correct in all material respects as of the Closing Date and that all other conditions precedent to Bank's obligation to Close have been performed and complied with in all material respects.

         10.     CLOSING.

         On the Closing Date, subject to the terms and conditions set forth in this Agreement, Bank shall merge with and into Trustmark Bank pursuant to the Plan and Agreement of Merger attached as Exhibit "A." The Merger will be effective (the "Effective Time of the Merger") upon the date established by the United States Comptroller of the Currency.

         At the Effective Time of the Merger, the separate corporate existence of Bank shall cease and Trustmark Bank shall be the surviving association of the Merger.

         The Closing will take place at the main office of Bank on a date selected by Buyers within 30 days after all conditions to Closing have been satisfied or waived (the "Closing Date"). At the Closing, the certificates, letters and opinions required by Articles 8 and 9 hereof shall be delivered and the appropriate officers of Bank, Trustmark and Trustmark Bank shall execute, deliver, acknowledge and file such documents, instruments and certificates required by this Agreement or otherwise necessary to accomplish the Merger.

         11.     TERMINATION.

         This Agreement may be terminated and the Merger and the Closing abandoned at any time prior to the Closing Date without liability on the part of Bank or Buyers, as follows:

                 (a) By the mutual consents of the boards of directors of Bank and Trustmark;

                 (b) By any party if a state or federal governmental agency or authority shall at any time fail to approve the transactions contemplated by this Agreement or shall have instituted and not dismissed court proceedings to restrain or prohibit such transactions and such court proceedings have not been resolved prior to one year after the date of this Agreement.

                 (c) By any party if the Closing Date shall not have occurred on or prior to the day that is one year after the date of this Agreement without the fault of such party;

                 (d) By Trustmark or Trustmark Bank at any time during the due diligence examination period as provided in Section 5.9 if such examination, in Buyers' opinion, reveals previously unknown, adverse information concerning Bank; or

                 (e) By Trustmark, if at the time of such termination there shall be a material adverse change in the financial condition or tangible properties of Bank arising subsequent to the completion of due diligence as referred to in Section 5.9 hereof.

                 (f) By Bank, if at the time of such termination there shall be a material adverse change in the financial condition or tangible properties of Buyers arising subsequent to December 31, 1996.

                 (g) By either Buyers or Bank in accordance with and subject to the provisions of Section 2.3 hereof.

                 (h) By either Buyers or Bank, if the stockholders of Bank fail to approve the Merger at the meeting of stockholders called for such purposes (including any adjournment or postponement thereof);

                 (i)      By Buyers if there has been a material breach by Bank
(A) of any of its representations and warranties set forth herein, or (B) of any of its obligations herein which has not been promptly cured after notice thereof from Buyers;

                 (j) By Bank if there has been a material breach by either of the Buyers (A) of any of its representations and warranties set forth herein or (B) of any of its obligations hereunder which has not been promptly cured after notice thereof by Bank.

         12.     MISCELLANEOUS.

                 12.1 Further Assurances. If, at any time after the Effective Time of the Merger, Buyers shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in Trustmark Bank its right, title or interest in, to or under any of the rights, properties or assets of Bank acquired or to be acquired as a result of the Merger or to otherwise carry out this Agreement, the officers and directors of Buyers shall, and will be authorized to, execute and deliver, in the name and on behalf of Bank all such deeds, bills of sale, assignments and assurances and take and do, in the name of and on behalf of Bank, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Trustmark Bank or to otherwise carry out this Agreement.

                 12.2 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Mississippi, except to the extent federal law is applicable.

                 12.3 Notices and Communications. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered in person or 5 days after being mailed by United States certified or registered mail, return receipt requested, postage prepaid and addressed:

         TO:                      Perry County Bank
                                  Attn: W. H. Howard, Jr.
                                  100 Main Street
                                  New Augusta, MS 39462

         WITH A COPY TO:          Steven M. Hendrix
                                  Forman, Perry, Watkins, Krutz & Tardy, PLLC
                                  188 E. Capitol Street, 1th Floor
                                  P. O. Box 22068
                                  Jackson, MS 39225-2608

         TO:                      Trustmark or Trustmark Bank
                                  ATTN: Gerard R. Host
                                  248 E. Capitol Street
                                  Jackson, Mississippi  39201

         WITH A COPY TO:          Granville Tate, Jr.
                                  Brunini, Grantham, Grower & Hewes, PLLC
                                  P. O. Drawer 119
                                  Jackson, Mississippi  39205

         Any party may change the address to which notice or other communication to him or it is sent by delivery of written notice of the change to the other parties to this Agreement.

                 12.4 Headings and Exhibits. Any section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provisions hereof. All documents, statements, lists and schedules referred to herein shall be initialed for identification or may be physically annexed hereto, but in either event such documents, statements, lists and schedules shall be deemed a part hereof.

                 12.5 Benefit. This Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto, their heirs, successors or assigns. This Agreement is not intended to nor shall it create any rights in any other party.

                 12.6     Partial Invalidity.  The invalidity or
unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                 12.7 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof or the exercise of any other right, power or remedy.

                 12.8 Counterparts. This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                 12.9 Interpretation. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity or the context may require. Further, it is acknowledged by the parties that this Agreement has been drafted and negotiated by both parties hereto and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions.

                 12.10 Entire Agreement. This Agreement and the documents, statements, lists and schedules referred to herein constitute the entire Agreement between the parties hereto, and it is understood and agreed that all undertakings, negotiations and agreements heretofore had between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by either Trustmark or Trustmark Bank, on the one hand, and Bank, on the other.

                 12.11   Time of the Essence.   With respect to any act called
for by any party to this Agreement, including regulatory authority approvals and registration of the Trustmark shares with appropriate state and federal agencies, time is of the essence.

                 12.12 Definition of Material. With reference to the representations, warranties and covenants of Bank contained in this Agreement, such representations, warranties and covenants shall be strictly satisfied and complied with. Accordingly, when used with reference to Bank "material" and "materially" shall be understood to mean a breach of any representation, warranty or covenant contained in this Agreement which, separately or in the aggregate with any other such breach, does or could result in a cost, loss, detriment or obligation in excess of $200,000. Provided, however, with reference to the representations, warranties and covenants of Buyers contained in this Agreement, "material" and "materially" shall have the meaning normally accorded such terms considering the relative importance of such representation, warranty or covenant in the context of a business of the type and size of Buyers. Any reduction in the book value of Bank or Trustmark which may result by virtue of the adoption of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" shall not constitute a material adverse change in the condition, financial or otherwise, of Bank or Trustmark.

                 12.13   Nonsurvival of Representations and Warranties.   All
representations and warranties set forth in Sections 3 and 4 of this Agreement shall be deemed conditions to the Merger and shall not survive the Merger.

     WITNESS the signatures of the parties as of the date first set forth above.


(SEAL)
                                           TRUSTMARK CORPORATION


                                           By:
                                               --------------------------------
                                               Frank R. Day, Its Chairman of
                                               the Board and Chief Executive
                                               Officer


(SEAL)

                                           TRUSTMARK NATIONAL BANK


                                           By:
                                               --------------------------------
                                               Frank R. Day, Its Chairman of
                                               the Board and Chief Executive
                                               Officer



                                           PERRY COUNTY BANK


                                           By:
                                               --------------------------------
                                               W. H. Howard, Jr.
                                               Chairman of the Board

(SEAL)


                                           Board of Directors of Perry County
                                           Bank



                                           ------------------------------------
                                           Leo M. Fike




                                           ------------------------------------
                                           Dorothy F. Harvison




                                           ------------------------------------
                                           Matthew L. Holleman, III




                                           ------------------------------------
                                           W. H. Howard, Jr.




                                           ------------------------------------
                                           Nathan D. Matthews




                                           ------------------------------------
                                           Juanita D. Tolar

                                 EXHIBIT INDEX


    Merger Agreement

         Exhibit "A"              Plan and Agreement of Merger

         Exhibit "B"              Contracts

         Exhibit "C"              Pending Litigation - Bank

         Exhibit "D"              Insurance Policies

         Exhibit "E"              Regulatory Reports

         Exhibit "F"              Pending Litigation - Buyers